Exhibit 10.14

AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of the 4th day of April, 2011, is made by and between EcoReady Corporation, a corporation incorporated under the laws of State of Florida (formerly known as Centracan Incorporated; the “Company”), and the subscribers identified on the signature pages hereto (the “Subscribers” and each a “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company and the Subscribers are each parties to those certain subscription agreements dated on or about May 11, 2010 and December 23, 2010 (as amended from time to time, together, collectively, the “Subscription Agreements”), pursuant to which the parties agreed to certain terms and conditions to govern, inter alia, the issuance of: (i) those certain secured convertible promissory notes listed on Schedule 1 hereto given by the Company in favor of the subscriber indicated thereon in the principal amounts indicated on Schedule 1 (together, collectively, the “Notes”); and (ii) those certain class A and class B common stock purchase warrants listed on Schedule 1, pursuant to which the Company granted the subscriber indicated thereon the right to purchase the amount of shares of the Company’s common stock at the Purchase Price (as defined in each) as indicated on Schedule 1 (together, collectively, the “Warrants”, and together with the Subscription Agreement and the Notes, collectively, the “Transaction Documents”);

WHEREAS, the Company has defaulted in one or more provision under the Transaction Documents (the “Defaults”);

WHEREAS, in settlement of the Defaults, the Company has requested and the Subscribers have agreed, in consideration of the Company delivering an aggregate of one million two hundred thousand (1,200,000) shares of the Company’s common stock (the “Settlement Shares”) to the subscribers indicated on Schedule 2 hereto, inter alia, to: (i) permit the Warrants to be exercised at a price per class A and class B share equal to $0.45; and (ii) waive any and all currently existing or previously existing breaches of any covenants, terms or conditions by the Company and any and all currently existing or previously existing defaults or events of default whatsoever under any of the Transaction Documents;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Subscribers do hereby agree as follows:

1.           The Subscribers hereby waive any and all currently existing or previously existing breaches of any covenants, terms or conditions by the Company and any and all currently existing or previously existing defaults or events of default whatsoever under any of the Transaction Documents, including, without limitation, any breach, default or event of default relating to Section 11 of the Subscription Agreements.

2.           Pursuant to the terms and conditions contained in the Warrants, the Company hereby permanently reduces the Purchase Price (as defined therein) for all of the outstanding Warrants (i) from $0.60 for Class A shares to $0.45, subject to further reduction as provided in the Warrants; and (ii) from $1.00 for Class B shares to $0.45, subject to further reduction as provided in the Warrants.  Receipt of a copy of this Agreement shall constitute notice to the respective subscribers of such reduction in the Purchase Price.

3.           The Subscribers hereby agree that all registration rights included within each Subscription Agreement and all rights granted in connection therewith pursuant to Section 11 of each Subscription Agreement, shall be forever relinquished and cancelled as of the date hereof.

4.           Subject to the terms and conditions of this Agreement, the Subscription Agreement is hereby amended and supplemented as follows:

(a)	all references to “this Agreement” shall be deemed to refer to the original Subscription Agreement, as previously amended and as amended hereby;

(b)
the text “(collectively, the “Warrants”)” contained in recital two of the Subscription Agreement shall be deleted in its entirety and shall be replaced with “(as may be amended or restated from time to time, collectively, the “Warrants”)”;

(d)
Section 2(b) shall be amended by (i) deleting the text “$0.60” in its entirety and replacing it with the text “$0.45” and by (ii) deleting the text “$1.00” in its entirety and replacing it with the text “$0.45”; and

(e)	Exhibit B of the Subscription Agreement shall be amended and supplemented pursuant to the terms and conditions herein contained.

5.           As a condition precedent to the effectiveness of this Agreement, (i) the Company shall have delivered the Settlement Shares to the subscribers indicated on Schedule 2 hereto, such that each subscriber shall receive that portion of the Settlement Shares equal to such subscriber’s pro-rata portion of total debt owed under all of the Notes issued to the subscribers indicated on Schedule 2; (ii) the Company and/or the Subscribers shall have delivered to the subscribers indicated on Schedule 1 hereto, Alpha Capital Anstalt, as collateral agent, and Grushko & Mittman, P.C., as escrow agent, a copy of this Agreement; and (iii) the Subscribers shall have received such evidence as may be reasonably required as to the authority of the officers or attorneys-in-fact executing this Agreement including copies, certified as true and complete by an officer of the Company of the resolutions of the Company’s board of directors evidencing approval of this Agreement and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf.

6.           This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7.           This Agreement is only effective in the specific instances set forth herein.  No other amendment or waiver by the Company or the Subscribers is granted or intended except as expressly set forth herein, and each of the Company and the Subscribers expressly reserves the right, now and at all times hereafter, to require strict compliance with the terms of the Subscription Agreement and the Warrants in all other respects.

8.           Pursuant to Section 13(j) of each of the Subscription Agreements, the holders of not less than a majority of the outstanding principal amount of the Notes on the date hereof (the “Majority in Interest”), by their execution of this Agreement, hereby consent to this Agreement and the execution and delivery of all documents required in connection herewith.

9.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

10.         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

11.         The parties hereby consent and agree that if this Agreement, the Warrants or any other document executed in connection herewith or therewith shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Agreement, the Warrants or any other document executed in connection herewith or therewith.

12.         In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature page follows]

This amendment has been approved by the Company and the Majority in Interest of the Subscribers pursuant to Section 13(j) of each of the Subscription Agreements.  IN WITNESS WHEREOF, this Agreement has been executed as of this 29th day of March, 2011.

ECOREADY CORPORATION

By:	/s/ Boris Rubizhevsky
Name:	Boris Rubizhevsky
Title:	Chief Executive Officer

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President

ALPHA CAPITAL ANSTALT

By:	/s/ KONRAD ACKERMAN
Name:	KONRAD ACKERMAN
Title:	DIRECTOR

CHESTNUT RIDGE CAPITAL, LLC

By:	/s/ Kenneth Holz
Name:	Kenneth Holz
Title:	CFO

[signature page to Amendment and Waiver Agreement]

SUBSCRIBERS	SCHEDULE 1

Promissory Notes and Warrants executed in connection with the Subscription Agreement dated on or about May 11, 2010:

Name	Date of investment	Public Investment	Shares at $0.30	A Warrants $0.60	B Warrants $1.00
Whalehaven Capital Fund Limited	5/12/2010	$300,000	1,000,000	750,000	750,000
Alpha Capital Anstalt	5/12/2010	$350,000	1,166,667	875,000	875,000
Chestnut Ridge Capital	6/3/2010	$400,000	1,333,333	1,000,000	1,000,000
Mulkey II Limited Partnership	7/9/2010	$150,000	500,000	375,000	375,000
Richard G. David	7/9/2010	$75,000	250,000	177,500	177,500
Philip W. David	7/27/2010	$50,000	166,666	125,000	125,000
Neurological Surgery Associates	7/27/2010	$30,000	100,000	75,000	75,000
Leonard Schiller	7/27/2010	$25,000	83,333	62,500	62,500
Austine Gleason	7/30/2010	$30,000	100,000	75,000	75,000
Barbara Stone	7/30/2010	$50,000	166,666	125,000	125,000
Donald Smith	7/30/2010	$30,000	100,000	75,000	75,000
J. Truman Bidwell	7/27/2010	$25,000	83,333	62,500	62,500
Nunley Investments	7/27/2010	$30,000	100,000	75,000	75,000
Rising Star	7/27/2010	$30,000	100,000	75,000	75,000
Martha Berkowicz	7/27/2010	$25,000	83,333	62,500	62,500
Michel & Rosamond Janis	8/31/2010	$15,000	50,000	37,500	37,500
Jayakumar & Purnima Patil	8/31/2010	$35,000	116,666	87,500	87,500

Promissory Notes and Warrants executed in connection with the Subscription Agreement dated on or about December 23, 2010:

$252,000 note	Date	Amount	Shares at $.30	Shares at closing
WhalehavenCapital Fund Limited	12/23/2010	$84,000	280,000	666,667
Alpha Capital Anstalt	12/23/2010	$84,000	280,000	666,667
Chestnut Ridge Capital	12/23/2010	$84,000	280,000	666,667

SUBSCRIBERS	SCHEDULE 1

Name	Date of investment	Public Investment
Mulkey II Limited Partnership	7/9/2010	$150,000
Richard G. David	7/9/2010	$75,000
Philip W. David	7/27/2010	$50,000
Neurological Surgery Associates	7/27/2010	$30,000
Leonard Schiller	7/27/2010	$25,000
Austin Gleason	7/30/2010	$30,000
Barbara Stone	7/30/2010	$50,000
Donald Smith	7/30/2010	$30,000
J. Truman Bidwell	7/27/2010	$25,000
Nunley Investments LLC	7/27/2010	$30,000
Rising Star Investments, LLC	7/27/2010	$30,000
Marta Berkowicz	7/27/2010	$25,000
Michel & Rosamond Janis	8/31/2010	$15,000
Jayakumar & Purnima Patil	8/31/2010	$35,000